EXHIBIT 21.1

                           RICHFOOD CONSOLIDATED GROUP
                               (As of May 1, 1999)

Unless otherwise noted, each of the subsidiaries listed below is 100% owned by its parent company.



Subsidiaries of Richfood Holdings, Inc.[Virginia]
-------------------------------------------------

     Richfood, Inc.[Virginia]

     Rotelle, Inc.[Pennsylvania]

     Market Funding, Inc.[Delaware]

     Market Insurance Company, Ltd.  [Bermuda]

     Market Transportation Services, Inc.[Delaware]

     Super Rite Foods, Inc.[Delaware]

     Penn Perishables, Inc.[Virginia]

     Pack `N Save Holdings, Inc.[Virginia]

     GV Holdings, Inc.[Delaware]

     Dart Group Corporation [Delaware]



Subsidiaries of Richfood, Inc.[Virginia]
----------------------------------------

     Market Improvement Corporation [Virginia]

     Market Insurance Agency, Inc.[Virginia]

     Market Leasing Company [Virginia]

     MFFL, Inc.[Virginia]

     Market Brands, Inc. [Delaware]

Subsidiaries of Super Rite Foods, Inc.[Delaware]
------------------------------------------------

     Foodarama Incorporated [Delaware]

     Richfood Procurement, Inc. [Virginia]

     SRF Subsidiary Corporation [Delaware]

     FF Acquisition, L.L.C. d/b/a Farm Fresh [Virginia]


Subsidiaries of Pack 'N Save Holdings, Inc. [Virginia]
------------------------------------------------------

     Pack 'N Save LLC [Virginia]



Susidiaries of GV Holdings, Inc. [Virginia]
-------------------------------------------

     Great Value LLC [Virginia]



Subsidiaries of Dart Group Corporation [Delaware]
-------------------------------------------------

     Bridgeview Warehouse LLC [Delaware]

     75th Avenue Headquarters LLC [Delaware]

     Pennsy Warehouse LLC [Delaware]

     SFW Holdings Corp. [Delaware]

     Discount Books East Corp. [Delaware]

     Trak Auto Corporation [Delaware] [67% owned by the Dart Group Corporation]




Subsidiaries of SFW Holding Corp. [Delaware]
--------------------------------------------

     Shoppers Food Warehouse Corporation [Delaware]

     SFW Licensing Corporation [Delaware]

     Shopper Food Warehouse DC Corporation [Delaware]



Subsidiaries of Trak Auto Corporation [Delaware] [67% owned by Dart Group
-------------------------------------------------------------------------
Corporation
-----------

     Trak Corporation [Delaware]

     Super Trak Corporation [Delaware]

     Trak DHC Corporation [Delaware]



Subsidiaries of Discount Books East Corp. [Delaware]
----------------------------------------------------

     Crown Books Corporation [Delaware] [51% owned by Disount Books East Corp.]



Subsidiaries of Crown Books Corporation [Delaware] [51% owned by Discount Books
-------------------------------------------------------------------------------
East Corp.]
----------

     Crown Books East Corporation [Delaware]

     Crown Books West Corporation [Delaware]

     Crown Books National Corporation [Delaware]

     Crown Books DHC Corporation [Delaware]

     Super Crown Books Corporation [Delaware]